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                                                                   Exhibit 99.1

                                                  [Union Bankshares, Inc. Logo]

2nd Quarter Report


[Photo]


Union Bankshares, Inc.
---------------------------------
Amex: UNB           June 30, 2008
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2nd Quarter Report - June 30, 2008                      Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)

ASSETS                                           June 30, 2008    June 30, 2007
Cash and Due from Banks                           $ 12,147,011     $ 12,199,707
Federal Funds Sold & Overnight Deposits             11,778,245        5,064,146
Interest Bearing Deposits in Banks                   7,985,389       10,438,538
Investment Securities Available-for-Sale            27,462,506       26,682,008
Loans Held for Sale                                  2,486,303        3,165,872
Loans, net                                         316,884,407      303,274,447
Reserve for Loan Losses                             (3,424,068)      (3,326,059)
Premises and Equipment, net                          7,068,334        6,073,165
Other Real Estate Owned                                796,571          437,546
Accrued Interest & Other Assets                     12,373,141       11,690,403
                                                  ------------     ------------
    Total Assets                                  $395,557,839     $375,699,773
                                                  ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest Bearing Deposits                      $ 55,203,221     $ 46,943,665
Interest Bearing Deposits                          265,562,389      261,921,576
Borrowed Funds                                      27,854,994       18,921,691
Accrued Interest & Other Liabilities                 5,175,512        6,216,885
Common Stock                                         9,843,572        9,837,222
Paid in Capital                                        205,610          154,663
Retained Earnings                                   35,869,724       35,385,803
Accumulated Other Comprehensive Loss                  (937,213)      (1,174,902)
Treasury Stock at Cost                              (3,219,970)      (2,506,830)
                                                  ------------     ------------
    Total Liabilities and Shareholders' Equity    $395,557,839     $375,699,773
                                                  ============     ============

Consolidated Statements of Income (unaudited)

                                 6/30/2008   6/30/2007    6/30/2008    6/30/2007
                                   (3 months ended)         (6 months ended)

Interest Income                 $6,094,654  $6,475,764  $12,358,753  $12,863,758
Interest Expense                 1,776,995   2,059,004    3,700,873    4,033,618
                                ----------  ----------  -----------  -----------
  Net Interest Income            4,317,659   4,416,760    8,657,880    8,830,140
  Provision for Loan Losses         90,000           0      140,000       45,000
                                ----------  ----------  -----------  -----------
    Net Interest Income after
     Provision for Loan Losses   4,227,659   4,416,760    8,517,880    8,785,140

Trust Income                       100,222      83,230      192,782      167,025
Noninterest Income               1,084,793   1,044,910    2,092,193    1,903,271
Noninterest Expenses:
  Salaries & Wages               1,603,833   1,549,397    3,188,719    3,126,971
  Pension & Employee Benefits      705,941     520,144    1,374,551    1,180,357
  Occupancy Expense, net           222,615     214,038      490,439      434,505
  Equipment Expense                339,965     281,724      609,050      543,459
  Other Expenses                 1,072,218     988,961    2,090,317    1,936,969
                                ----------  ----------  -----------  -----------
    Total                        3,944,572   3,554,264    7,753,076    7,222,261
                                ----------  ----------  -----------  -----------
Income before Taxes              1,468,102   1,990,636    3,049,779    3,633,175
Income Tax Expense                 278,832     504,747      454,336      912,660
                                ----------  ----------  -----------  -----------
Net Income                      $1,189,270  $1,485,889  $ 2,595,443  $ 2,720,515
                                ==========  ==========  ===========  ===========

Earnings per Share                   $0.27       $0.33        $0.58        $0.60
Book Value per Share                                          $9.30        $9.22

Standby letters of credit were $1,430,000 and $960,000 at June 30, 2008 and 2007, respectively.

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Directors -- UNION BANKSHARES, INC & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel
                                        Schuyler W. Sweet

Officers -- UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
David S. Silverman                      Vice President
JoAnn A. Tallman                        Assistant Secretary

Regional Advisory Board Members

Judy F. Aydelott - Littleton            Stanley T. Fillion - Littleton
Steven J. Bourgeois - St. Albans        Kenneth D. Gibbons - All
J.R. Alexis Clouatre - St. Johnsbury    Franklin G. Hovey II - St. Johnsbury
Coleen K. Condon  - St. Albans          Samuel H. Ruggiano - St. Albans
Dwight A. Davis - St. Johnsbury         Schuyler W. Sweet - Littleton
Kirk Dwyer - St. Johnsbury              Norrine A. Williams - Littleton

Officers UNION BANK

Rhonda L. Bennett          Vice President                    Morrisville
Therese H. Butler          Assistant Treasurer               Morrisville
Stacey L.B. Chase          Assistant Treasurer               Morrisville
Jeffrey G. Coslett         Senior Vice President             Morrisville
Michael C. Curtis          Vice President                    St. Albans
Peter J. Eley              Senior Vice President             Morrisville
Kenneth D. Gibbons         President & CEO                   Morrisville
Don D. Goodhue             Information Systems Officer       Morrisville
Melissa A. Greene          Assistant Vice President          Hardwick
Karyn J. Hale              Assistant Vice President          Morrisville
Claire A. Hindes           Assistant Vice President          Morrisville
Patricia N. Hogan          Vice President                    Morrisville
Tracey D. Holbrook         Regional Vice President           St. Johnsbury
Lura L. Jacque             Asst. V.P., Trust Officer         St. Albans
Lynne P. Jewett            Assistant Vice President          Morrisville
Peter R. Jones             Vice President                    Morrisville
Stephen H. Kendall         Vice President                    Morrisville
Susan O. Laferriere        Vice President                    St. Johnsbury
Dennis J. Lamothe          Vice President                    St. Johnsbury
Susan F. Lassiter          Vice President                    Jeffersonville

Officers UNION BANK (continued)

Robyn A. Masi              Assistant Vice President          Stowe
Robert L. Miller           Trust Officer                     St. Johnsbury
Marsha A. Mongeon          Senior Vice President & CFO       Morrisville
Mildred R. Nelson          Vice President                    Littleton
Karen Carlson Noyes        Assistant Vice President          Morrisville
Barbara A. Olden           Vice President                    St. Johnsbury
Deborah J. Partlow         Asst. V.P., Senior Trust Officer  Morrisville
Lois J. Pigeon             Branch Manager                    St. Albans
Bradley S. Prior           Assistant Treasurer               Morrisville
Craig S. Provost           Vice President                    Stowe
Colleen D. Putvain         Assistant Treasurer               Morrisville
Suzanne L. Roberts         Vice President                    Lyndonville
Robert P. Rollins          Secretary                         Morrisville
Ruth P. Schwartz           Vice President                    Morrisville
David S. Silverman         Senior Vice President             Morrisville
Curt Swan                  Assistant Vice President          Fairfax
JoAnn A. Tallman           Assistant Secretary               Morrisville
Alycia R. Vosinek          Commercial Loan Officer           Littleton
Francis E. Welch           Assistant Vice President          Morrisville
Lorraine Gordon Willett    Assistant Vice President          Morrisville
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Union Bankshares, Inc.
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Dear Shareholder:                                                August 7, 2008

Second quarter results are mixed with good growth in assets and loans while net income for the period decreased almost 20% over the same quarter last year and year-to-date net income is down 4.6%. There are three main reasons for this quarter's decline in income.

The Prime Rate, now at 5%, decreased a record 325 basis points from September 2007 to April 2008, placing downward pressure on net interest income. At this juncture we believe the Federal Reserve will hold rates at their current level, which will allow us to "reprice" deposits to improve net interest income in the third and fourth quarters.

Secondly, we have been pleased with the growth in our loan portfolio of $13 million in the past year and without this growth the decrease in net interest income would have been greater. However, as loans outstanding increase, we must add to our provision for loan losses. This year, mainly due to the increase in new loans, we added $90,000 in the second quarter, while there was no addition last year.

The third major item is the increase in health care costs. This year our staff or their dependents have experienced a greater number of serious illnesses or procedures. This past quarter health insurance costs exceeded the same period last year by $152,000 or a 74% increase. We self-insure our health care costs to a certain level and carry "excess" coverage for major claims.

As mentioned above, loan growth has been quite good, especially in light of some national trends being reported. With the growth of the loan portfolio and the Federal Reserve, in adopting what appears to be a neutral position in its rate policy, we anticipate an improvement in net interest margin for the balance of 2008. Interest rates are still at relatively reasonable levels for borrowers desiring to expand their business, acquire other assets or build a home, and we are glad to be able to say that we have had deposit growth year to year of $12 million which has supported our loan growth.

On July 28th we opened our newest branch office at Marty's 1st Stop on Route 2 in Danville, VT. This location should prove to be a busy branch as more than 8,000 vehicles per day use this stretch of highway with many 'locals' stopping for gas and other staples.

Another major expansion is the new branch office in St. Albans, VT. Construction is progressing nicely with an opening planned for the latter part of September. Franklin County continues to prosper and is one of the fastest growing counties in Vermont.

Recently, we introduced our GreenLend(tm) program to fund energy efficiency renovations and purchases. Borrowers work with our lenders as well as Efficiency Vermont and USDA Rural Development (our partners) to fund insulation upgrades, renewable energy heating plants, solar arrays and more. GreenLend(tm) has been warmly received by the community and the press.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on July 28, 2008.

Sincerely,

/s/ Richard C. Sargent                  /s/  Kenneth D. Gibbons

    Richard C. Sargent                       Kenneth D. Gibbons
    Chairman                                 President & CEO
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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at (802) 888-6600 or contact our Transfer Agent at the address and phone number listed below:

Transfer Agent:       Registrar & Transfer Company
                      Attn: Stock Transfer Department
                      10 Commerce Drive
                      Cranford NJ 07016

Phone:                800.368.5948
Fax:                  908.497.2318
E-mail:               info@rtco.com

American Stock Exchange
Ticker Symbol:        UNB
Corporate Name:       Union Bankshares, Inc.
Corporate Address:    20 Lower Main Street
                      P.O. Box 667
                      Morrisville VT 05661-0667

Union Bank Offices

Danville Johnson Stowe        Johnson                       Stowe
421 Route 2 East*             198 Lower Main St.*           47 Park St.*
802.684.2211                  802.635.6600                  802.253.6600

Fairfax                       Littleton, NH                 St. Albans
Jct. Rtes. 104 & 128*         263 Dells Road*               Union Bank Loan Ctr.
802.849.2600                  603.444.7136                  120 Main St.
                                                            802.524.9000

Hardwick                      Lyndonville                   St. Johnsbury
103 VT Rte. 15*               183 Depot St.*                364 Railroad St.*
802.472.8100                  802.626.3100                  802.748.3131

Hyde Park                     Morrisville
250 Main St.*                 20 Lower Main St.*            325 Portland St.*
802.888.6880                  802.888.6600                  802.748.3121

Jeffersonville                65 Northgate Plaza*           St. Johnsbury Ctr.
44 Main St.*                  Route 100                     Green Mtn. Mall*
802.644.6600                  802.888.6860                  1998 Memorial Dr.
                                                            802.748.2454

                                                            *ATMs at
                                                            these branches